As filed with the Securities and Exchange Commission on August 25, 2014

Registration No. 333-192440

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TreeHouse Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	20-2311383
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

and subsidiary guarantor registrants identified in the “Table of Subsidiary Guarantors” on the next page

2021 Spring Road, Suite 600

Oak Brook, Illinois 60523

(708) 483-1300

(Address, including zip code, and telephone number, including area code, of Registrants’ principal executive offices)

Thomas E. O’Neill, Esq.

Executive Vice President, General Counsel and Chief Administrative Officer

TreeHouse Foods, Inc.

2021 Spring Road, Suite 600

Oak Brook, Illinois 60523

(708) 483-1300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Bruce A. Toth, Esq.

Winston & Strawn LLP

35 West Wacker Drive

Chicago, Illinois 60601

(312) 558-5600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant General Instruction I.D. filed in register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act. check the following box.  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, par value $0.01 per share	—	—	—	—
Preferred Stock, par value $0.01 per share	—	—	—	—
Debt Securities	—	—	—	—
Warrants to purchase debt securities, common stock or preferred stock	—	—	—	—
Subscription Rights
Stock Purchase Contracts	—	—	—	—
Stock Purchase Units	—	—	—	—
Guarantees of Debt Securities(3)
Total	—	—	—	—

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices or upon conversion, exchange or exercise of securities registered hereunder to the extent any such securities are, by their terms, convertible into, or exchangeable or exercisable for, such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units.
(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act at 1933, as amended (the “Securities Act”), TreeHouse Foods, Inc. is deferring payment of all of the registration fee.
(3)	Includes guarantees by the subsidiaries of TreeHouse Foods, Inc. listed below of some or all debt securities. Pursuant to Rule 457(n) of the Securities Act, no separate fee is payable with respect to guarantees of the debt securities being registered.

TABLE OF SUBSIDIARY GUARANTORS

State or Other
Jurisdiction of
	Incorporation or	I.R.S. Employer
Exact Name of Registrant as Specified in its Charter	Organization	Identification No.
American Importing Company, Inc. (1)	Minnesota	41-1309315
Ann’s House of Nuts, Inc. (1)	Maryland	52-1144958
Bay Valley Foods, LLC (1)	Delaware	20-3041002
Snacks Parent Corporation (1)	Delaware	27-3837108
Sturm Foods, Inc. (1)	Wisconsin	39-0965336
S.T. Specialty Foods, Inc. (1)	Minnesota	41-1731014

(1)	Registrant’s address is 2021 Spring Road, Suite 600, Oak Brook, Illinois, 60523. Telephone: (708) 483-1300

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EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration Statement No. 333-192440) of TreeHouse Foods, Inc. and its subsidiary guarantor registrants (the “Registration Statement”) is being filed to (i) add Snacks Parent Corporation, a Delaware corporation, American Importing Company, Inc., a Minnesota corporation, and Ann’s House of Nuts, Inc., a Maryland corporation (collectively, the “New Subsidiary Guarantors”), as co-registrants to the Registration Statement to allow each of the New Subsidiary Guarantors to guarantee debt securities covered by the Registration Statement, (ii) update the information in Part II with respect to the addition of the New Subsidiary Guarantors, (iii) remove EDS Holdings LLC as a registrant from the Registration Statement and (iv) file additional exhibits to the Registration Statement. No changes or additions are being made hereby to the base prospectus that already forms a part of the Registration Statement. Accordingly, such base prospectus is being omitted from this filing.

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PART II

INFORMATION NOT REQUIRED IN

PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is an estimate, subject to future contingencies of the expenses to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered:

Amount to be paid
Registration fee*	$
Legal fees and expenses**
Trustee fees and expenses**
Accounting fees and expenses**
Printing fees**
Rating agency fees**
Miscellaneous**
Total	$

*	Deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended.
**	Estimated expenses are not currently known.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Delaware

TreeHouse Foods, Inc. (“TreeHouse”), Bay Valley Foods, LLC (“Bay Valley”) and Snacks Parent Corporation (“Snacks Parent”) are formed under the laws of the State of Delaware.

Delaware General Corporation Law. Section 102 of the General Corporation Law of the State of Delaware (the “DGCL”) allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

Delaware Limited Liability Company Act. Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager of the limited liability company from and against any and all claims and demands whatsoever.

Governing Documents. TreeHouse’s certificate of incorporation includes a provision that eliminates the personal liability of its directors to TreeHouse and its stockholders for monetary damages for any breach of a fiduciary duty as a director, except to the extent prohibited by the DGCL. TreeHouse’s certificate of incorporation also provides that it will indemnify any person who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by TreeHouse or in its right), by reason of the fact that such person is, was or had agreed to become a director or officer of TreeHouse or is or was serving or had agreed to serve at TreeHouse’s request as a director, officer, partner, employee or trustee of, or in another similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of such person in connection therewith, provided that such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, TreeHouse’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

TreeHouse’s certificate of incorporation also provides that it will indemnify any person who was or is made or is threatened to be made a party to any threatened, pending or completed action or suit by TreeHouse or in TreeHouse’s right, by reason of the fact that such person is, was or had agreed to become a director or officer of TreeHouse or is or was serving or had agreed to serve at TreeHouse’s request as a director, officer, partner, employee or trustee of, or in another similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by or on behalf of such person in connection therewith, provided that such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, TreeHouse’s best interests, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to TreeHouse, unless, and only to the extent that, the Court of Chancery of Delaware determines upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys’ fees) the Court of Chancery of Delaware deems proper.

TreeHouse’s certificate of incorporation also provides that it shall pay the expenses incurred by a director or officer in defending any such proceeding in advance of its final disposition, subject to such person providing TreeHouse with certain undertakings.

The indemnification provisions contained in TreeHouse’s certificate of incorporation are not exclusive of any other rights to which a person may be entitled by law, agreement vote of stockholders or disinterested directors or otherwise.

TreeHouse maintains directors and officers liability insurance providing coverage to its directors and officers, as authorized by its certificate of incorporation.

Under the governing documents for Bay Valley, it has agreed to indemnify its members, officers and directors and advance expenses to such indemnified persons in defending proceedings, suits and actions relating to such indemnified persons’ acts, omissions or alleged acts or omissions arising out of their activities on behalf of Bay Valley.

Snacks Parent’s bylaws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of Snacks Parent shall be indemnified and held harmless by Snacks Parent to the fullest extent that it is empowered to do so by the DGCL against all expense, liability and loss (including attorneys’ fees actually and reasonably incurred by such person in connection with such proceeding); provided, however, that, except as otherwise provided in its bylaws, Snacks Parent shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors of Snacks Parent.

Maryland

Ann’s House of Nuts, Inc. (“Ann’s House”) is incorporated under the laws of the State of Maryland.

Maryland General Corporation Law. Section 2-418 of the Maryland General Corporation Law (the “MGCL”) permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to the corporation or at the corporation’s request, unless it is established that (i) the act or omission of the person was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, or (ii) the person actually received an improper personal benefit in money, property or services, or (iii) in the case of any criminal proceeding, the person had reasonable cause to believe that the act or omission was unlawful. The MGCL does not permit indemnification in respect of any proceeding in which the person seeking indemnification is adjudged to be liable to the corporation. A person may not be indemnified for a proceeding brought by that person against the corporation, except (i) for a proceeding brought to enforce indemnification or (ii) if the corporation’s charter or bylaws, a resolution of the board of directors or an agreement approved by the board of directors to which the corporation is a party expressly provides otherwise. Under the MGCL, reasonable expenses incurred by a director or officer who is a party to a proceeding may be paid or reimbursed by the corporation in advance of final disposition of the proceeding upon receipt by the corporation of (i) a written affirmation by the person of his or her good faith belief that the standard of conduct necessary for indemnification has been met and (ii) a written undertaking by or on behalf of the person to repay the amount if it shall ultimately be determined that the standard of conduct has not been met. The MGCL requires a corporation (unless limited by the corporation’s charter) to indemnify a director or officer who is successful, on the merits or otherwise, in the defense of any proceeding against reasonable expenses incurred by the director in connection with the proceeding in which the director or officer has been successful. The MGCL permits a corporation by charter to limit the liability of its officers and directors to the corporation and its stockholders for money damages, except to the extent that (i) it is proved that the person actually received an improper benefit or profit in money, property or services, or (ii) a final judgment adverse to the person is entered based on a finding that the person’s act or omission was the result of active or deliberate dishonesty and was material to the cause of action adjudicated.

Governing Documents. Ann’s House’s bylaws provide that Ann’s House shall indemnify and advance expenses to a director or officer of Ann’s House in connection with a proceeding to the fullest extent permitted by and in accordance with Section 2-418 of the MGCL. Ann’s House’s charter does not limit the mandatory indemnification of directors and officers provided by the MGCL. Ann’s House’s charter does not provide a limitation on the liability of officers and directors to the corporation and its stockholders for money damages.

Minnesota

American Importing Company, Inc. (“American Importing”) and S.T. Specialty Foods, Inc. (“S.T. Specialty Foods”) are incorporated under the laws of the State of Minnesota.

Minnesota Business Corporation Act. Section 302A.521 of the Minnesota Business Corporation Act generally provides for the indemnification of directors, officers or employees of a corporation made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties and fines (including attorneys’ fees and disbursements) where such person, among other things, has not been indemnified by another organization, acted in good faith, received no improper personal benefit and statutory procedure has been followed in the case of any conflict of interest by a director, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful, and in the case of acts or omissions occurring in the person’s performance in the official capacity of director or, for a person not a director, in the official capacity of officer, board committee member or employee, reasonably believed that the conduct was in the best interests of the Company, or, in the case of performance by a director, officer or employee of the Company involving service as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Company.

Governing Documents. American Importing’s bylaws provide that American Importing shall indemnify such persons for such expenses and liabilities in such manner, under such circumstances and to the extent as permitted by the laws of the State of Minnesota, as amended from time to time.

S.T. Specialty Foods’ bylaws provide that S.T. Specialty Foods shall indemnify such persons, for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as permitted by Section 302A.521 of the Minnesota Business Corporation Act.

Wisconsin

Sturm Foods, Inc. (“Sturm”) is incorporated under the laws of the State of Wisconsin.

Wisconsin Business Corporation Law. Under Section 180.0851(1) of the Wisconsin Business Corporation Law (the “WBCL”), Sturm is required to indemnify its directors and officers, to the extent that he or she has been successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if the director or officer was a party because he or she is a director or officer of the corporation. In other cases, under Section 180.0851(2) of the WBCL, Sturm is nevertheless required to indemnify its directors and officers, unless liability was incurred because the director or officer breached or failed to perform a duty that he or she owes to the corporation and the breach or failure to perform constitutes any of the following: (i) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of the criminal law, unless the director or officer had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. In addition, Section 180.0858(1) of the WBCL provides that, subject to certain limitations, the director or officer may have additional rights to indemnification or allowance of expenses under the corporation’s articles of incorporation, bylaws, director or shareholder resolutions, or other written agreement with the corporation.

Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections 180.0850 to 180.0858 of the WBCL for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under Section 180.0851(2) referred to above.

Under Section 180.0833 of the WBCL, directors of a corporation against whom claims are asserted with respect to the declaration of an improper dividend or other distribution to shareholders to which they assented are entitled to contribution from other directors who assented to such distribution and from shareholders who knowingly accepted the improper distribution, as provided therein.

Governing Documents. Under the governing documents for Sturm, Sturm has agreed to indemnify its officers and directors, to the fullest extent permitted under the WBCL, who are, were or are threatened to be made party to an action, suit or proceeding by reason of the fact that he or she is or was a director or officers of Sturm or was serving in such capacity on behalf of Sturm.

ITEM 16.	EXHIBITS

The following Exhibits are filed as part of this Registration Statement:

1.1*	Form of Underwriting Agreement.

4.1	Amended and Restated Certificate of Incorporation of TreeHouse Foods, Inc., as amended on April 28, 2011 (incorporated by reference to Exhibit 3.1 to our Annual Report on Form 10-K filed with the SEC on April 28, 2011).

4.2	Amended and Restated By-Laws of TreeHouse Foods, Inc., as amended on April 28, 2011 (incorporated by reference to Exhibit 3.1 to our Annual Report on Form 10-K filed with the SEC on April 28, 2011).

4.3	Form of TreeHouse Foods, Inc. Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to our Registration Statement on Form 10 filed with the SEC on June 9, 2005).

4.4**	Form of Indenture.

4.5**	Form of Subordinated Indenture.

4.6*	Form of Debt Securities.

4.7*	Form of Certificate of Designations, Preferences and Rights with respect to any Preferred Stock

4.8*	Form of Preferred Stock Certificate.

4.9*	Form of Warrant Agreement.

4.10	Indenture, dated as of March 2, 2010 (the “Indenture”), among TreeHouse Foods, Inc., the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K dated March 2, 2010).

4.11	Fourth Supplemental Indenture to the Indenture, dated as of March 11, 2014, among TreeHouse Foods, Inc., the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K dated March 11, 2014).

4.12	Sixth Supplemental Indenture to the Indenture, dated as of July 29, 2014, among TreeHouse Foods, Inc., the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as Trustee.

4.13	Seventh Supplemental Indenture to the Indenture, dated as of August 25, 2014, among TreeHouse Foods, Inc., the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as Trustee.

5.1	Opinion of Winston & Strawn LLP.

5.2	Opinion of Fredrikson & Byron, P.A.

5.3	Opinion of Miles & Stockbridge P.C.

12.1**	Computation of ratio of earnings to fixed charges.

15.1	Awareness Letter of Deloitte & Touche LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of McGladrey LLP.

23.3	Consent of Winston & Strawn LLP (included as part of Exhibit 5.1).

23.4	Consent of Fredrikson & Byron, P.A. (included as part of Exhibit 5.2).

23.5	Consent of Miles & Stockbridge P.C. (included as part of Exhibit 5.3).

24.1**	Powers of Attorney of TreeHouse Foods, Inc., Bay Valley Foods, LLC, Sturm Foods, Inc. and S.T. Specialty Foods, Inc. (included on the signature pages to the Registration Statement).

24.2	Powers of Attorney of American Importing Company, Inc., Ann’s House of Nuts, Inc. and Snacks Parent Corporation (included on the signature pages hereto).

25.1**	Form T-1, Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Wells Fargo Bank, National Association, as Trustee under the Indenture.

25.2***	Form T-1, Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under any indenture constituting Exhibit 4.4 hereto.

25.3***	Form T-1, Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under any subordinated indenture constituting Exhibit 4.5 hereto.

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of securities.
**	Previously filed as exhibit to the Registration Statement.
***	To be filed separately under the electronic form type 305B2, if applicable.

ITEM 17.	UNDERTAKINGS

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duty authorized, in the City of Oak Brook, State of Illinois, on August 25, 2014.

TreeHouse Foods, Inc.

/s/ Dennis F. Riordan
By:	Dennis F. Riordan
Its:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ * Sam K. Reed	August 25, 2014	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Dennis F. Riordan Dennis F. Riordan	August 25, 2014	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Accounting Officer)

/s/ * George V. Bayly	August 25, 2014	Director

/s/ * Diana S. Ferguson	August 25, 2014	Director

/s/ * Dennis F. O’Brien	August 25, 2014	Director

/s/ * Frank J. O’Connell	August 25, 2014	Director

/s/ * Ann M. Sardini	August 25, 2014	Director

/s/ * Gary D. Smith	August 25, 2014	Director

/s/ * Terdema L. Ussery, II	August 25, 2014	Director

/s/ * David B. Vermylen	August 25, 2014	Director

*By:	/s/ Dennis F. Riordan
Dennis F. Riordan, as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duty authorized, in the City of Oak Brook, State of Illinois, on August 25, 2014.

American Importing Company, Inc.

/s/ Dennis F. Riordan
By:	Dennis F. Riordan
Its:	Executive Vice President

POWERS OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that the individuals whose signature appears below hereby constitute and appoint Sam K. Reed and Dennis F. Riordan, and each of them severally, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments and amendments filed pursuant to 462(b) under the Securities Act of 1933) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do or perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or of his substitute or substitutes, may lawfully do to cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Dennis F. Riordan Dennis F. Riordan	August 25, 2014	Executive Vice President and Director

/s/ Thomas E. O’Neill Thomas E. O’Neill	August 25, 2014	Executive Vice President and Director

/s/ Sam K. Reed Sam K. Reed	August 25, 2014	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duty authorized, in the City of Oak Brook, State of Illinois, on August 25, 2014.

Ann’s House of Nuts, Inc.

/s/ Dennis F. Riordan
By:	Dennis F. Riordan
Its:	Executive Vice President

POWERS OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that the individuals whose signature appears below hereby constitute and appoint Sam K. Reed and Dennis F. Riordan, and each of them severally, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments and amendments filed pursuant to 462(b) under the Securities Act of 1933) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do or perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or of his substitute or substitutes, may lawfully do to cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Dennis F. Riordan Dennis F. Riordan	August 25, 2014	Executive Vice President and Director

/s/ Thomas E. O’Neill Thomas E. O’Neill	August 25, 2014	Executive Vice President and Director

/s/ Sam K. Reed Sam K. Reed	August 25, 2014	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duty authorized, in the City of Oak Brook, State of Illinois, on August 25, 2014.

Bay Valley Foods, LLC

/s/ *
By:	Christopher D. Sliva
Its:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ * Christopher D. Sliva	August 25, 2014	President

TreeHouse Foods, Inc.	August 25, 2014	Sole Member

/s/ Thomas E. O’Neill
By:	Thomas E. O’Neill
Its:	Executive Vice President & General Counsel

*By:	/s/ Dennis F. Riordan
Dennis F. Riordan, as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duty authorized, in the City of Oak Brook, State of Illinois, on August 25, 2014.

Snacks Parent Corporation

/s/ Dennis F. Riordan
By:	Dennis F. Riordan
Its:	Executive Vice President

POWERS OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that the individuals whose signature appears below hereby constitute and appoint Sam K. Reed and Dennis F. Riordan, and each of them severally, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments and amendments filed pursuant to 462(b) under the Securities Act of 1933) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do or perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or of his substitute or substitutes, may lawfully do to cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Dennis F. Riordan Dennis F. Riordan	August 25, 2014	Executive Vice President and Director

/s/ Thomas E. O’Neill Thomas E. O’Neill	August 25, 2014	Executive Vice President and Director

/s/ Sam K. Reed Sam K. Reed	August 25, 2014	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duty authorized, in the City of Oak Brook, State of Illinois, on August 25, 2014.

Sturm Foods Inc.

/s/ *
By:	Craig J. Lemieux
Its:	Executive Vice President, Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ * Craig J. Lemieux	August 25, 2014	Executive Vice President and Chief Operating Officer

/s/ Dennis F. Riordan Dennis F. Riordan	August 25, 2014	Executive Vice President and Chief Financial Officer and Director

/s/ Thomas E. O’Neill Thomas E. O’Neill	August 25, 2014	Executive Vice President, General Counsel and Secretary and Director

*By:	/s/ Dennis F. Riordan
Dennis F. Riordan, as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duty authorized, in the City of Oak Brook, State of Illinois, on August 25, 2014.

S.T. Specialty Foods, Inc.

/s/ *
By:	Christopher D. Sliva
Its:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ * Christopher D. Sliva	August 25, 2014	President

/s/ Dennis F. Riordan Dennis F. Riordan	August 25, 2014	Executive Vice President and Treasurer and Director

/s/ Thomas E. O’Neill Thomas E. O’Neill	August 25, 2014	Executive Vice President, General Counsel and Secretary and Director

*By:	/s/ Dennis F. Riordan
Dennis F. Riordan, as Attorney-in-Fact

EXHIBIT INDEX

1.1*	Form of Underwriting Agreement.

4.1	Amended and Restated Certificate of Incorporation of TreeHouse Foods, Inc., as amended on April 28, 2011 (incorporated by reference to Exhibit 3.1 to our Annual Report on Form 10-K filed with the SEC on April 28, 2011).

4.2	Amended and Restated By-Laws of TreeHouse Foods, Inc., as amended on April 28, 2011 (incorporated by reference to Exhibit 3.1 to our Annual Report on Form 10-K filed with the SEC on April 28, 2011).

4.3	Form of TreeHouse Foods, Inc. Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to our Registration Statement on Form 10 filed with the SEC on June 9, 2005).

4.4**	Form of Indenture.

4.5**	Form of Subordinated Indenture.

4.6*	Form of Debt Securities.

4.7*	Form of Certificate of Designations, Preferences and Rights with respect to any Preferred Stock

4.8*	Form of Preferred Stock Certificate.

4.9*	Form of Warrant Agreement.

4.10	Indenture, dated as of March 2, 2010 (the “Indenture”), among TreeHouse Foods, Inc., the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K dated March 2, 2010).

4.11	Fourth Supplemental Indenture to the Indenture, dated as of March 11, 2014, among TreeHouse Foods, Inc., the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K dated March 11, 2014).

4.12	Sixth Supplemental Indenture to the Indenture, dated as of July 29, 2014, among TreeHouse Foods, Inc., the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as Trustee.

4.13	Seventh Supplemental Indenture to the Indenture, dated as of August 25, 2014, among TreeHouse Foods, Inc., the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as Trustee.

5.1	Opinion of Winston & Strawn LLP.

5.2	Opinion of Fredrikson & Byron, P.A.

5.3	Opinion of Miles & Stockbridge P.C.

12.1**	Computation of ratio of earnings to fixed charges.

15.1	Awareness Letter of Deloitte & Touche LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of McGladrey LLP.

23.3	Consent of Winston & Strawn LLP (included as part of Exhibit 5.1).

23.4	Consent of Fredrikson & Byron, P.A. (included as part of Exhibit 5.2).

23.5	Consent of Miles & Stockbridge P.C. (included as part of Exhibit 5.3).

24.1**	Powers of Attorney of TreeHouse Foods, Inc., Bay Valley Foods, LLC, Sturm Foods, Inc. and S.T. Specialty Foods, Inc. (included on the signature pages to the Registration Statement).

24.2	Powers of Attorney of American Importing Company, Inc., Ann’s House of Nuts, Inc. and Snacks Parent Corporation (included on the signature pages hereto).

25.1**	Form T-1, Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Wells Fargo Bank, National Association, as Trustee under the Indenture.

25.2***	Form T-1, Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under any indenture constituting Exhibit 4.4 hereto.

25.3***	Form T-1, Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under any subordinated indenture constituting Exhibit 4.5 hereto.

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of securities.
**	Previously filed as exhibit to the Registration Statement.
***	To be filed separately under the electronic form type 305B2, if applicable.